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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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                                                                                                                  JURISDICTION OF
PARENT                                      SUBSIDIARY                                     PERCENTAGE OWNED        INCORPORATION
------                                      ----------                                     ----------------        -------------

First Federal of Olathe Bancorp, Inc.       First Federal Savings and Loan                       100                  Federal
                                            Association of Olathe
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